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                                                                     EXHIBIT 28A

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                                             First Chicago Credit Card Master Trust II
                                            Trust Performance by Series - February 2001
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
Series                                         95-M           95-O            96-Q            96-S            97-U            98-V
Deal Size                                    $500MM          $500MM          $900MM          $700MM          $400MM          $1BIL
Expected Maturity                           10/15/02        12/16/02         2/15/02        12/16/02        10/15/02        10/15/01
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Yield                                        23.10%          23.10%          23.10%          23.10%          23.10%          23.10%
Less Coupon:                                  5.83%           5.84%           5.73%           5.75%           5.73%           5.92%
     Servicing Fee                            1.50%           1.50%           1.50%           1.50%           1.50%           1.50%
     Net Credit Losses                        7.69%           7.69%           7.69%           7.69%           7.69%           7.69%
Excess Spread:
      February-01                             8.08%           8.07%           8.18%           8.16%           8.18%           7.99%
      January-01                              8.54%           8.53%           8.64%           8.62%           8.64%           8.44%
      December-00                             7.77%           7.76%           7.87%           7.85%           7.87%           7.69%
Three Month Average Excess Spread             8.13%           8.12%           8.23%           8.21%           8.23%           8.04%

Delinquency:
      Over 30 day delinquency                 4.60%           4.60%           4.60%           4.60%           4.60%           4.60%

Payment Rate                                 27.19%          27.19%          27.19%          27.19%          27.19%          27.19%

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Series                                        99-W            99-X            99-Y
Deal Size                                    $750MM          $750MM          $550MM
Expected Maturity                            3/15/02         6/16/03         8/15/03
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Yield                                        23.10%          23.10%          23.10%
Less Coupon:                                  5.79%           5.82%           5.83%
     Servicing Fee                            1.50%           1.50%           1.50%
     Net Credit Losses                        7.69%           7.69%           7.69%
Excess Spread:
      February-01                             8.12%           8.09%           8.08%
      January-01                              8.57%           8.54%           8.55%
      December-00                             7.81%           7.77%           7.77%
Three Month Average Excess Spread             8.16%           8.13%           8.13%

Delinquency:
      Over 30 day delinquency                 4.60%           4.60%           4.60%

Payment Rate                                 27.19%          27.19%          27.19%
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